    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 2001
                                                  REGISTRATION NO. 333-_________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                MATRIXONE, INC.
            (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                      02-0372301
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                MATRIXONE, INC.
                              210 LITTLETON ROAD
                              WESTFORD, MA 01886
              (Address of Principal Executive Offices) (Zip Code)
                             ____________________

                          1999 STOCK PLAN, AS AMENDED
                           (Full Title of the Plan)
                             ____________________

                               MARK F. O'CONNELL
                      PRESIDENT & CHIEF EXECUTIVE OFFICER
                                MATRIXONE, INC.
                              210 LITTLETON ROAD
                              WESTFORD, MA 01886
                    (Name and Address of Agent For Service)

                                (978) 589-4000
         (Telephone Number, Including Area Code, of Agent For Service)
                        ______________________________

                                   Copy to:
                          Gordon H. Hayes, Jr., Esq.
                        TESTA, HURWITZ & THIBEAULT, LLP
                                125 High Street
                          Boston, Massachusetts 02110
                                (617) 248-7000

================================================================================


                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                   PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
                                                AMOUNT TO BE        OFFERING PRICE            AGGREGATE          REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED             REGISTERED            PER SHARE           OFFERING PRICE           FEE (3)
------------------------------------            ------------       ----------------       ----------------       ------------
1999 STOCK PLAN, AS AMENDED
Common Stock (Par Value $.01 Per Share)            122,750              $10.56(1)         $ 1,296,240.00            $  324.06
                                                    20,000              $14.25(1)         $   285,000.00            $   71.25
                                                    51,000              $14.69(1)         $   749,190.00            $  187.30
                                                    55,750              $15.31(1)         $   853,532.50            $  213.38
                                                     6,150              $15.56(1)         $    95,694.00            $   23.92
                                                     2,000              $16.46(1)         $    32,920.00            $    8.23
                                                     5,000              $19.89(1)         $    99,450.00            $   24.86
                                                    35,500              $21.50(1)         $   763,250.00            $  190.81
                                                    56,500              $22.25(1)         $ 1,257,125.00            $  314.28
                                                    28,500              $22.35(1)         $   636,975.00            $  159.24
                                                    68,750              $27.56(1)         $ 1,894,750.00            $  473.69
                                                    33,000              $29.56(1)         $   975,480.00            $  243.87
                                                    99,250              $33.50(1)         $ 3,324,875.00            $  831.22
                                                   915,850              $14.36(2)         $13,151,606.00            $3,287.91
                                                 ---------              ------            --------------            ---------
TOTAL:                                           1,500,000                                $25,416,087.50            $6,354.02

___________________________________________
(1) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(2) The price of $14.36 per share, which is the average of the high and low prices of the Common Stock of the Registrant reported on the Nasdaq National Market on July 25, 2001, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and has been used for those shares without a fixed exercise price.

(3)  Calculated pursuant to Section 6(b) of the Securities Act of 1933.

     This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8, SEC File No. 333-35310, of the Registrant is effective. Pursuant to General Instruction E, the Registrant incorporates the information contained in the Registrant's Registration Statement on Form S-8 (SEC File No. 333-35310).


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.


Exhibit
 No.      Description of Exhibit
 ---      ----------------------
 4.1      Specimen certificate for shares of the Registrant's Common Stock
          (filed as Exhibit 4.1 to the Registration Statement on Form S-1
          (SEC File No. 333-92731) and incorporated herein by reference).

 4.2      Amended and Restated Certificate of Incorporation (filed as Exhibit
          3.1 to the Annual Report on Form 10-K for the year ended July 1, 2000 and filed on September 22, 2000 (SEC File No. 000-29309) and incorporated herein by reference).

 4.3      Amended and Restated By-Laws (filed as Exhibit 3.2 to the Annual
          Report on Form 10-K for the year ended July 1, 2000 and filed on September 22, 2000 (SEC File No. 000-29309) and incorporated herein by reference).

 4.4      1999 Stock Plan (filed as Exhibit 4.4 to the Registration Statement on
          Form S-8 (SEC File No. 333-35310) and incorporated herein by reference).

 4.5      Amendment No. 1 to the 1999 Stock Plan.

 5.1      Opinion of Testa, Hurwitz & Thibeault, LLP.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included as part of the signature page to this Registration Statement).


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westford, Commonwealth of Massachusetts, on this 1st day of August, 2001.

                              MATRIXONE, INC.

                              By:  /s/ Mark F. O'Connell
                                 -----------------------
                                 Mark F. O'Connell
                                 President and Chief Executive Officer


                       POWER OF ATTORNEY AND SIGNATURES

     The undersigned officers and directors of MatrixOne, Inc., hereby constitute and appoint Mark F. O'Connell and Maurice L. Castonguay, and each of them singly, our true and lawful attorneys-in-fact, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable MatrixOne, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                     Title(s)                          Date
---------                     --------                          ----
/s/ Mark F. O'Connell         President, Chief Executive         August 1, 2001
----------------------------  Officer and Director (Principal
Mark F. O'Connell             Executive Officer)

/s/ Maurice L. Castonguay     Chief Financial Officer, Vice      August 1, 2001
----------------------------  President of Finance and
Maurice L. Castonguay         Administration and Treasurer
                              (Principal Financial and
                              Accounting Officer)

/s/ Ellen Carnahan            Director                           August 1, 2001
----------------------------
Ellen Carnahan

/s/ W. Patrick Decker         Director                           August 1, 2001
----------------------------
W. Patrick Decker


----------------------------  Director
Daniel J. Holland

/s/ James F. Morgan           Director                           August 1, 2001
----------------------------
James F. Morgan

/s/ Charles R. Stuckey, Jr.   Director                           August 1, 2001
----------------------------
Charles R. Stuckey, Jr.

                                 EXHIBIT INDEX

Exhibit
 No.      Description of Exhibit
 ---      ----------------------
 4.1      Specimen certificate for shares of the Registrant's Common Stock
          (filed as Exhibit 4.1 to the Registration Statement on Form S-1
          (SEC File No. 333-92731) and incorporated herein by reference).

 4.2      Amended and Restated Certificate of Incorporation (filed as Exhibit
          3.1 to the Annual Report on Form 10-K for the year ended July 1, 2000 and filed on September 22, 2000 (SEC File No. 000-29309) and incorporated herein by reference).

 4.3      Amended and Restated By-Laws (filed as Exhibit 3.2 to the Annual
          Report on Form 10-K for the year ended July 1, 2000 and filed on September 22, 2000 (SEC File No. 000-29309) and incorporated herein by reference).

 4.4      1999 Stock Plan (filed as Exhibit 4.4 to the Registration Statement on
          Form S-8 (SEC File No. 333-35310) and incorporated herein by reference).

 4.5      Amendment No. 1 to the 1999 Stock Plan.

 5.1      Opinion of Testa, Hurwitz & Thibeault, LLP.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included as part of the signature page to this Registration Statement).